UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2005

LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-30141	13-3861628
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Seventh Avenue, 21st Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 609-4200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Definitive Material Agreement.

At the 2005 Annual Meeting of Stockholders of LivePerson, Inc. held on May 24, 2005, the stockholders approved an amendment to the Amended and Restated 2000 Stock Incentive Plan, to increase the number of options granted to non-employee directors under the plan’s automatic option grant program. Each individual who joins the board as a non-employee director will automatically be granted an option for 35,000 shares (15,000 shares prior to the amendment) at the time of his or her commencement of board service, provided such individual has not been in LivePerson’s prior employ. In addition, on the date of each annual meeting of stockholders, each individual who is to continue to serve as a non-employee director after such meeting and who has served as a non-employee director for at least six months will receive an option grant to purchase 10,000 shares (5,000 shares prior to the amendment). The plan amendment also provides that at the 2005 Annual Meeting only, the automatic grant for continuing directors will be 35,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date: May 26, 2005	By:	/s/ TIMOTHY E. BIXBY
Timothy E. Bixby
President, Chief Financial Officer and Secretary